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                                                                      EXHIBIT 12

                 RELIANT ENERGY RESOURCES CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)

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
                                                                          SIX            TWELVE
                                                                      MONTHS ENDED     MONTHS ENDED
                                                                     JUNE 30, 2000    JUNE 30, 2000
                                                                     -------------    -------------

Income from continuing operations ...............................     $     41,639     $     64,911
Income taxes for continuing operations ..........................           46,696           70,562
                                                                      ------------     ------------
                                                                            88,335          135,473
                                                                      ------------     ------------

Fixed charges, as defined:
   Interest expense .............................................           61,157          120,796
   Distribution on trust preferred securities ...................               15              175
   Interest component of rentals charged to operating expense ...            5,358           11,796
                                                                      ------------     ------------
   Total fixed charges ..........................................           66,530          132,767
                                                                      ------------     ------------

Earnings, as defined ............................................     $    154,865     $    268,240
                                                                      ============     ============

Ratio of earnings to fixed charges ..............................             2.33             2.02
                                                                      ============     ============
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